Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

EMC Corporation

(Exact name of obligor as specified in its charter)

Massachusetts	04-2680009
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

176 South Street
Hopkinton, MA
(Address of principal executive offices)

1.75% Convertible Senior Notes due 2011

1.75% Convertible Senior Notes due 2013

(Title of the indenture securities)

Item 1.    General Information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.             Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                 Not applicable.

Item 16.  List of Exhibits.                                                          List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and Commonwealth of Pennsylvania on the 2nd day of February 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Marvin Kierstead
Marvin Kierstead
Vice President

EXHIBIT 6

February 2, 2007

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Marvin Kierstead
Marvin Kierstead
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,568
Interest-bearing balances		2,329
Securities:
Held-to-maturity securities		0
Available-for-sale securities		47,734
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,359
Securities purchased under agreements to resell		1,055
Loans and lease financing receivables:
Loans and leases held for sale		39,455
Loans and leases, net of unearned income	240,414
LESS: Allowance for loan and lease losses	2,226
Loans and leases, net of unearned income and allowance		238,188
Trading Assets		3,850
Premises and fixed assets (including capitalized leases)		4,012
Other real estate owned		482
Investments in unconsolidated subsidiaries and associated companies		374
Intangible assets
Goodwill		8,912
Other intangible assets		18,523
Other assets		18,966

Total assets		$400,807

LIABILITIES
Deposits:
In domestic offices		$284,509
Noninterest-bearing	77,344
Interest-bearing	207,165
In foreign offices, Edge and Agreement subsidiaries, and IBFs		32,180
Noninterest-bearing	8
Interest-bearing	32,172
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,274
Securities sold under agreements to repurchase		6,805

Dollar Amounts In Millions

Trading liabilities	2,957
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	4,705
Subordinated notes and debentures	10,580
Other liabilities	16,959

Total liabilities	$361,969

Minority interest in consolidated subsidiaries	58

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	13,150
Accumulated other comprehensive income	359
Other equity capital components	0

Total equity capital	38,780

Total liabilities, minority interest, and equity capital	$400,807

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Nelson

Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt

John Stumpf                                                          Directors

Carrie Tolstedt